UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

First PacTrust Bancorp, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment (the “Amendment”) to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on July 22, 2013 (the “Original Filing”), is being filed by Banc of California, Inc. (the “Company”) solely to include additional disclosure regarding the appointment of Mr. Eric L. Holoman to the Company’s Board of Directors. As a result, the Original Filing is hereby replaced in its entirety by this Amendment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 16, 2013, the Company’s Board of Directors, upon the recommendation of the Nominating Committee of the Board, appointed Eric L. Holoman as a director of the Company.  Mr. Holoman was appointed to the class of directors whose terms will expire at the Company’s annual meeting of stockholders to be held in 2014. Mr. Holomon was also appointed to chair the Community Reinvestment Act Committee newly established by the Board.

Mr. Holoman serves as President of Magic Johnson Enterprises (“MJE”), managing and directing MJE’s day-to-day operations and overseeing its investment funds, including the Yucaipa Johnson Corporate Initiatives Fund, a small to middle market private equity fund focused on urban markets, the Canyon-Johnson Urban Fund, a real estate fund focused on the development of urban properties in underserved neighborhoods, and its partnership with Guggenheim Capital which focuses on sports, entertainment and media properties as well as energy and infrastructure opportunities with predictable cash flows.

Mr. Holoman also has responsibility for several of MJE’s media portfolio companies, including Vibe Holdings, LLC and Aspire, MJE’s television network, as well as radio station owner Inner City Broadcasting Corporation.  Prior to joining MJE, Mr. Holoman held several positions in private banking with Bank of America and Wells Fargo Bank, including as head of Wells Fargo’s private mortgage bank in Los Angeles.  Mr. Holoman also has been active in public service, having previously served on the Board of Administration of the Los Angeles City Employees’ Retirement System, including two terms as President, and as a director of the Los Angeles branch of the Federal Reserve Bank of San Francisco.  Mr. Holoman currently is a member of the Los Angeles Department of Water and Power Board and serves as Vice President of the Board.  Mr. Holoman has a degree in Finance from the University of Southern California.

A copy of the press release issued by the Company announcing the appointment of Mr. Holoman is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Holoman and any other persons pursuant to which he was selected as a director.  There are no transactions in which Mr. Holoman has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

Mr. Holoman will be entitled to the basic compensation arrangement provided to the other non-employed independent directors of the Company.  A description of this arrangement is contained under the heading “Director Compensation—Recent Changes to Director Compensation Commencing in 2013” in the Company’s definitive proxy statement filed with the SEC on June 11, 2013 and is incorporated herein by reference.  In addition, Mr. Holoman is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors. A description of the form of indemnification agreement is contained in the Company’s Current Report on Form 8-K filed on May 3, 2011 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: July 24, 2013	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press release dated July 22, 2013